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                                                                    EXHIBIT 32.2



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Intermagnetics General Corporation (the "Company") on Form 10-K for the fiscal year ending May 29, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael K. Burke, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. I 1350, as adopted pursuant to I 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael K. Burke
----------------------------------------------------
Michael K. Burke
Executive Vice President and Chief Financial Officer

August 12, 2005

* These certifications are being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. These certifications shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.